                                                                    EXHIBIT 11.1

                           ASPECT DEVELOPMENT, INC.
                      COMPUTATION OF NET INCOME PER SHARE
               (IN THOUSANDS, EXCEPT PER SHARE DATA; UNAUDITED)

                                                    Three months ended             Nine months ended
                                                        September 30,                September 30,
                                                   -----------------------------------------------------
                                                      1996         1995             1996         1995
                                                   ----------   ---------        ----------  -----------
Common Stock:
  Weighted average common stock
  outstanding during the period                        11,791       5,181             9,174        5,074

Common Stock Equivalents:
  Net effect of dilutive options and warrants
  based upon treasury stock method                      1,970       1,311             1,663        1,287

Convertible preferred stock                                --       3,687             1,229        3,687

Stock related to SAB No. 64 and 83                         --         822               274          822
                                                  -----------     -------         ---------    ---------
Shares used in per share computations                  13,761      11,001            12,340       10,870
                                                  ===========     =======         =========    =========

Net income                                        $     1,020     $   147         $   1,572    $     358
                                                  ===========     =======         =========    =========

Net income per share                              $      0.07     $  0.01         $    0.13    $    0.03
                                                  ===========     =======         =========    =========

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